Exhibit 10.3

EXECUTION VERSION

PRIVATE & CONFIDENTIAL

From:              Red Football Limited (the “Company”) as the Company and as Obligors’ Agent (under and as defined in the Facility Agreement (as defined below))

To:                            Bank of America Merrill Lynch International Limited (the “Agent”) as facility agent of the other Finance Parties (under and as defined in the Facility Agreement); and

Bank of America Merrill Lynch International Limited as Lender.

26 June 2015

Dear Sirs

Term facility agreement dated 20 May 2013 as amended and restated pursuant to an amendment and restatement agreement dated 11 August 2014 and amended and restated pursuant to an amendment and restatement agreement dated 15 May 2015 entered into between, among others, the Company, the Agent and the Lender (the “Facility Agreement”)

Reference is made to the Facility Agreement.

Unless otherwise defined in this letter or the context otherwise requires, capitalised terms defined in the Facility Agreement shall bear the same meaning in this letter. Unless otherwise stated, references to a “Clause” or a “Schedule” are to the corresponding clause or schedule of the Facility Agreement.

Pursuant to clause 7 (Subsequent Amendment) of the Second Amendment and Restatement Agreement, the Company, the Agent and the Lender have agreed to enter into this letter in order to amend the terms of the Facility Agreement in the manner set out in paragraph 1 (Amendments to the Facility Agreement) of this letter, such amendments to become effective immediately on the Second Amendment Effective Date (the “Effective Time”).

The Company is entering into this letter for itself and on behalf of the other Obligors pursuant to Clause 2.3 (Obligors’ Agent).

1.                                     AMENDMENTS TO THE FACILITY AGREEMENT

With effect from (and including) the Effective Time:

1.1                              the words “if such” after the first occurrence of “provided that” in paragraph (a) of Clause 3.1 (Incurrence of Indebtedness and Issuance of Preferred Stock) of Schedule 17 (Restrictive Covenants) is deleted in its entirety and replaced with “if the”;

1.2                              paragraph (m) of Clause 2.2 (Restricted Payments) of Schedule 17 (Restrictive Covenants) is deleted in its entirety and replaced with:

“(m)                        to the extent constituting a Restricted Payment, any transfer, assignment or novation by MUL and/or any other member of the Restricted Group of all or any portion of the assets described in paragraph (a) of the definition of “New Holdco Business” to any member of the New Holdco Group made in accordance with a Permitted Reorganisation, including without limitation the transfer of employees, assets (including goodwill) and/or relevant partner or supplier contracts;  or”

1.3                              the word “is” after the first occurrence of the word “Subsidiary” and prior to word “excluded”  in paragraph (b) of the definition of “Consolidated Net Income” of Schedule 17 (Restrictive Covenants) is deleted in its entirety and replaced with the words “will be”; and

1.4                              “(i) as of the Second Amendment Effective Date,” is inserted immediately prior to the word “MUTV”, the comma immediately after the word “MUTV” is deleted and replaced with the word “and” and “(ii)” is inserted immediately after “MU Interactive and”, each in the definition of “Unrestricted Subsidiary” of Schedule 17 (Restrictive Covenants).

2.                                     CONTINUITY AND CONSENT OF THE GUARANTORS

2.1                              Continuing obligations

The Facility Agreement is amended only to the extent set out in this letter. In all other respects the terms of the Finance Documents remain in full force and effect.

The parties to this letter agree that, with effect on and from the Effective Time, they shall have the rights and take on the obligations ascribed to them under the Facility Agreement as amended by this letter.

2.2                              Continuing Guarantees

The Company on behalf of the Guarantors hereby consents, acknowledges and agrees to the amendments and other matters set forth in this letter and hereby confirms and ratifies in all respects the guarantee in Clause 25 (Guarantee and Indemnity) in the Facility Agreement (including without limitation the continuation of each Guarantor’s payment and performance obligations thereunder upon and after the effectiveness of this this letter) and the enforceability of such guarantee against such Guarantor in accordance with its terms.

3.                                     REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to the Agent that the Repeating Representations are true and accurate in all respects (or, in the case of such Repeating Representations which are not otherwise subject to a materiality threshold or qualification in accordance with their terms, are correct in all material respects) as at the date of this letter.

4.                                     FEES AND EXPENSES

The Company shall reimburse the Agent promptly on demand for all reasonable charges and expenses (including, without limitation, the fees and expenses of legal advisors (subject to an agreed cap in writing (if any)) which are incurred by the Agent in connection with this letter and the arrangements contemplated thereby, whether or not the Effective Time occurs.

5.                                     GENERAL

5.1                              Construction

The provisions of Clause 1.2 (Construction), Clause 39 (Notices), Clause 41 (Partial Invalidity), Clause 42 (Remedies and Waivers), Clause 43 (Amendments and Waivers) and Clause 47 (Enforcement) of the Facility Agreement shall apply to this letter as if set out in this letter, but as if references in those Clauses to the Facility Agreement were references to this this letter.

5.2                              Counterparts

This letter may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all of which when taken together shall constitute a single instrument, and which counterparts may be delivered by telefacsimile or other electronic means (including .pdf).

5.3                              Finance Documents

This letter is designated a Finance Document by the Company and the Facility Agent.

5.4                              Third Party Rights

Unless expressly provided to the contrary in this letter, a person who is not a party has no right under the Contracts (Rights of Third Parties) Act 1999 (or any analogous provision under any applicable law) to enforce or enjoy the benefit of any term of this letter.

Notwithstanding any term of this letter, the consent of any person who is not a party is not required to amend, rescind or otherwise vary this letter at any time

5.5                              Governing law

This letter and any non-contractual obligations arising out of or in connection with it is governed by English law.

We would be grateful if you could sign and return this letter as acknowledgment of your agreement to the above.

Yours faithfully,

RED FOOTBALL LIMITED

(for and on behalf of itself and each Obligor)

Signature:	/s/ Edward Woodward
Name: Edward Woodward
Title: Authorized Signatory

[Term Facility Amendment Letter]

Agreed and accepted:

THE AGENT

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED
as Agent for itself and for and on behalf of the other Finance Parties

Signature:	/s/ Kevin Day
Name: Kevin Day
Title: Vice President

THE LENDER

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED
as Lender

Signature:	/s/ Fiona Malisky
Name: Fiona Malisky
Title: Vice President

[Term Facility Amendment Letter]